EXHIBIT 10.68


                               THIRD AMENDMENT TO
                               ------------------
                AMENDED AND RESTATED 1997 SHARE COMPENSATION PLAN
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     This  Third  Amendment  to the Amended and Restated 1997 Share Compensation
Plan (this "Amendment") is executed by Triton Energy Limited, a Cayman Islands company ("Triton"), effective as of May 16, 2001.

                                R E C I T A L S:
                                ---------------

     A. Triton has adopted the Amended and Restated 1997 Share Compensation Plan (the "Plan") effective as of December 2, 1998; and

     B. In accordance with the terms of the Plan, the Board of Directors has adopted certain amendments to the Plan.

     NOW, THEREFORE, in accordance with the terms of the Plan, the Plan is amended in the following respects:

     1. Section 5.7(a) of the Plan is hereby amended by adding the following sentence to the end of such Section:

     "Notwithstanding anything in the foregoing, or any other provision of the Plan, to the contrary, from and after May 16, 2001, there shall be no further grants of Stock Options under this Section 5.7."


     2. Except as amended by the provisions of this Amendment, all other provisions of the Plan remain in full force and effect.

     IN WITNESS WHEREOF, Triton has caused this Amendment to be executed by its duly authorized officer effective as of the date and year first above written.

                                           TRITON  ENERGY  LIMITED



                                           By:_________________________________
                                              James C. Musselman, President and
                                              Chief Executive Officer